EXHIBIT 10.6

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (hereinafter referred to as this “Guaranty”), dated as of the 21st day of December, 2011 (the “Effective Date”) is given by TNP Strategic Retail Trust, Inc., a Maryland corporation (“Guarantor”) to CP Summit Retail, LLC, a Georgia limited liability company (“CP”).

W I T N E S S E T H:

WHEREAS, CP and TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership and an affiliate of Guarantor (“TNP”) entered into that certain Operating Agreement dated December 21, 2011 (the “TNP Operating Agreement”) of TNP SKT Summit Point Holding, LLC, a Delaware limited liability company (the “Company”); and

WHEREAS, Pursuant to Section 4.05(c) of the TNP Operating Agreement, TNP has agreed to cause the Company to redeem CP’s interest in the Company within forty-five (45) days immediately following the Effective Date and to make a capital contribution to the Company in the amount required to effectuate that redemption (the “Redemption Contribution”);

WHEREAS, the CP would be unwilling to enter into the Operating Agreement or consummate the sale to the Company of the “Summit Pointe” Shopping Center located in Fayetteville, Georgia (the “Property”) without execution and delivery of this Guaranty by Guarantor; and

WHEREAS, because of the direct benefit to Guarantor from (i) the formation of the Company, and (ii) the sale of the Property to the Company, Guarantor is willing to give this Guaranty to CP.

NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars ($10.00) in hand paid by CP to Guarantor, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by Guarantor, Guarantor hereby covenants and agrees with the Company and CP as follows:

1. Incorporation of Recitals/Defined Terms. All of the foregoing recitals are hereby incorporated herein and by reference made a part of this Guaranty. All defined terms used in this Guaranty and not specifically otherwise defined in this Guaranty shall be deemed to have the meanings ascribed thereto in the Operating Agreement.

2. Guaranty.

(a) Guarantor hereby unconditionally guarantees to CP the timely payment and performance by TNP of (i) its covenant in Section 4.05(c) of the TNP Operating Agreement to make the Redemption Contribution to the Company, and (ii) its covenant to cause the Company to redeem CP’s membership interest as provided in Section 4.05(c) of the TNP Operating Agreement (collectively, the “Obligations”).

(b) In the event any of the Obligations are not performed or complied with in any respect whatsoever, Guarantor agrees (i) to immediately perform and comply with all such Obligations, or (ii) if Guarantor is unable to cause the Company to pay CP the amounts due CP pursuant to Section 4.05 of the TNP Operating Agreement, to pay such amounts directly to CP in redemption of CP’s interest in the Company; and (ii) to indemnify and hold CP harmless from any and all loss, cost, liability or expense, including attorneys fees, CP may suffer by reason of any such failure by TNP to perform or comply with the Obligations.

3. Subordination. Any indebtedness of Guarantor to TNP now or hereafter existing, together with any interest thereon, shall be, and such indebtedness is hereby, deferred, postponed and subordinated to the Obligations.

4. Waiver of Rights. Guarantor expressly waives: (a) notice of acceptance of this Guaranty by the Company; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default to Guarantor or to any other party with respect to the Obligations, or any security therefor; (d) notice of CP obtaining, amending, substituting for, releasing, waiving or modifying any security interest, liens, or encumbrances now or hereafter securing the Obligations, (e) demand for performance under this Guaranty; (f) any right to assert against the Company or TNP, as a defense, counterclaim, set-off, or cross-claim any defense (legal or equitable), set-off, counterclaim or claim which Guarantor may now or hereafter have against TNP or the Company; and (g) any defense based upon the unenforceability or invalidity of the Obligations or any provision of the Operating Agreement.

5. Primary Liability of Guarantor. Guarantor agrees that this Guaranty may be enforced by CP without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of proceeding against any other party including TNP, and Guarantor hereby waives any right to require CP to pursue any other remedy or enforce any other right. Guarantor further agrees that Guarantor shall have no right of reimbursement or indemnity whatsoever, nor shall Guarantor have any right of recourse to security for the Obligations, unless and until all of the Obligations have been performed in full, in which case this Guaranty shall terminate in accordance with Section 8 and Guarantor shall thereafter be entitled to pursue any and all remedies against TNP available to Guarantor. Guarantor further agrees that nothing contained herein shall prevent CP from suing under the Operating Agreement or from exercising any other rights available to it under or with regard to the Operating Agreement and the Obligations if neither TNP nor Guarantor timely performs the

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Obligations, and the exercise of any of the aforesaid rights and the completion of any enforcement proceedings shall not constitute a discharge of any of Guarantor’s obligations hereunder; it being the intent of Guarantor that Guarantor’s obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Guarantor by reason of Guarantor’s bankruptcy or insolvency. Guarantor acknowledges that the term “Obligations” as used herein includes any payments made by Guarantor to CP and subsequently recovered by Guarantor or a trustee for Guarantor pursuant to Guarantor’s bankruptcy or insolvency.

6. Attorneys’ Fees and Costs of Collection. If at any time or times hereafter CP employs counsel to pursue enforcement or collection, to intervene, to sue for enforcement of the terms hereof, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding relating to this Guaranty, then in such event, all of the reasonable attorneys’ fees relating thereto shall be an additional liability of Guarantor, payable on demand.

7. Setoff. As security for Guarantor’s obligations hereunder, Guarantor agrees that CP shall have the right, immediately and without further action by it, to set off against the Obligations all money owed by pursuant to the Operating Agreement, whether or not due, and CP shall be deemed to have made a charge against any such money immediately upon the occurrence of such obligation becoming due even though such charge is made or entered on the books of CP subsequent thereto.

8. Term of Guaranty; Warranties. This Guaranty shall continue in full force and effect unless and until all of the Obligations are fully performed and discharged, at which time, and only at which time, this Guaranty shall terminate and be of no further force or effect. Guarantor warrants and represents CP that, (i) this Guaranty is binding upon and enforceable against Guarantor, in accordance with its terms, (ii) the execution and delivery of this Guaranty does not violate or constitute a breach of any agreement to which Guarantor is a party or of any applicable laws, (iii) there is no litigation, claim, action or proceeding pending, or, to the best knowledge of Guarantor, threatened against Guarantor which would materially adversely affect the financial condition of Guarantor or his ability to fulfill his obligations hereunder, and (iv) any financial statements and similar financial information previously delivered by or on behalf of Guarantor to CP are true and correct in all material respects and no material adverse change has occurred in Guarantor’s financial condition since the date of such statements or other information. This Guaranty is binding on and enforceable against Guarantor, his heirs, personal representatives, executors, successors and assigns, and is for the benefit of CP and its successors and assigns.

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9. Cumulative Rights. All rights of CP hereunder or otherwise arising under any documents executed in connection with or as security for the Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of CP and without affecting or impairing the liability of Guarantor.

10. Multiple Counterparts; Severability. This Guaranty may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same document. Invalidation of any one or more of the provisions of this Guaranty shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

11. Governing Law. This Guaranty shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Georgia.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

TNP Strategic Retail Trust, Inc., a Maryland corporation

BY:	/s/ James Wolford
Its: CFO

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